Exhibit 32.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER UNDER 18 U.S.C. §
1350 FURNISHED PURSUANT TO SECURITIES EXCHANGE ACT RULE 13a-14(b)
In connection with the Quarterly Report of CrossFirst Bankshares, Inc. (the “Company”) on Form 10-Q for the period ended on September
30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in his respective capacities indicated below, hereby certifies, pursuant to 18 U.S.C. § 1350, as enacted by Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge and belief, (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities
Exchange Act of 1934, as amended, and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: November 2, 2021

/s/ Michael J. Maddox
Michael J. Maddox
President and Chief Executive Officer (Principal Executive Officer)
/s/ Benjamin R. Clouse
Benjamin R. Clouse

Chief Financial Officer

(Principal Financial Officer and

Principal Accounting Officer)